Exhibit 1.01

STERIS plc

Conflict Minerals Report for the Reporting Period from January 1, 2016 to December 31, 2016

Introduction

This Conflict Minerals Report is filed by STERIS plc (“STERIS”) for the reporting period from January 1, 2016 to December 31, 2016 (the “Reporting Period”) as Exhibit 1.01 to STERIS’s Form SD pursuant to the requirements of Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), which was promulgated pursuant to the requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule requires the annual filing with the Securities and Exchange Commission (“SEC”) of a Form SD, together with this Report (if relevant) as an Exhibit to Form SD, by STERIS regarding the sourcing of those conflict minerals (as defined below) contained in the products that STERIS and its subsidiaries (collectively, the “Company”) manufacture or contract to manufacture if the conflict minerals are necessary to the production or functionality of the products. Conflict minerals are defined as columbite-tantalite (also known as coltan, the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted), gold, and wolframite (the metal ore from which tungsten is extracted), or their derivatives, or any other mineral or its derivatives designated in specified circumstances by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”). These conflict minerals are currently limited to tin, tantalum, tungsten and gold (“3TG” or “conflict minerals”).

As permitted by applicable guidance of the SEC, the Company has not obtained an independent private sector audit for this Conflict Minerals Report.

The Company

The Company is a leading provider of infection prevention and other procedural products and services focused primarily on healthcare, pharmaceuticals, and research. Products manufactured or otherwise offered by the Company include the following: sterilizers, anti-bacterial wipes, generators and liquid chemical sterilant processing systems; automated washer/disinfector systems; general and specialty surgical tables; surgical and examination lights, equipment management systems, warming cabinets, and other complementary products and accessories; high purity water equipment; operating room storage cabinets and scrub sinks; wound dressings and gastrointestinal endoscopy accessories and replacement parts; and cleaning chemistries and sterility assurance products and cleansing products. The Company also provides the following types of services: equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair solutions, laboratory testing services and on-site and off-site reprocessing.

Company Supply Chains

The Company manufactures its products from components, raw materials and other materials purchased from third-party suppliers. These suppliers are located all over the world. The Company utilizes several different supply chains to support its manufacturing operations. In many cases there are numerous upstream layers involved in the Company supply chains, with the Company being a remote distance downstream from the smelter or refiner at which the conflict minerals are processed. We do not purchase any conflict minerals directly from miners, smelters or refiners. Therefore, we must rely on our direct and indirect suppliers to provide information about the origin of any conflict minerals in our products.

Reasonable Country of Origin Inquiry (“RCOI”)

For reporting year 2016, we refined our RCOI process by incorporating a revised, risk-based approach to determine which of our suppliers we should ask for information about their conflict minerals sourcing. We enhanced our internal process by appointing a Vice President of Global Compliance reporting directly to STERIS’s Senior Vice President and Chief Compliance Officer to lead our conflict minerals compliance program. The Vice President of Global Compliance and a group of Company employees representing the compliance, information technology and legal departments of the Company (the “Compliance Team”) reviewed and analyzed information about our products and supply chains to determine which product components and materials might be reasonably likely to contain necessary conflict minerals. We based this determination on the nature of, and the suppliers of, the products and materials purchased. This focused, multi-variable analysis resulted in a refined list of suppliers that we determined potentially supplied us with products or materials containing 3TG (our “relevant suppliers”).

We engaged iPoint Inc., a third party consultant (“iPoint”), to assist with our RCOI. We sent each of our relevant suppliers an introductory email describing our conflict minerals compliance program requirements and introducing them to iPoint. iPoint then engaged with those relevant suppliers and asked them to provide and/or update their RCOI information through the use of the iPoint Conflict Minerals Platform (“iPCMP”) or the Conflict Minerals Reporting Template (“CMRT”) (revision 4.20) developed by the Conflict-Free Sourcing Initiative (“CFSI”). Both the iPCMP and CMRT feature the same questionnaire that requests direct suppliers to identify the smelters and refiners and countries of origin of the conflict minerals in products they supply to the Company. We offered free training to our suppliers and updated that training with additional, relevant information. We also provided supplementary links to additional, free resources to assist suppliers with their own RCOI efforts.

We followed up with suppliers who did not respond to our requests for information or claimed they were under no obligation to respond to us either because they were distributors or were located outside of the US or had been sold to non-US entities. In some cases, we made multiple follow-up requests to the same supplier. We continued to engage the supply chain throughout the entire RCOI process by providing feedback on smelters suppliers declared to the Company, reminders for any non-responsive suppliers, and detailed reasoning and recommendations for suppliers whose data did not meet iPoint’s validity-check expectations. We compared the data obtained from our suppliers’ responses to information that had been collected and verified by third parties, including information from the CFSI website and information in iPoint’s database in order to determine the country of origin with the greatest possible specificity.

The Company accomplished a measurable improvement in the rate of responses from our suppliers over reporting year 2015 and over the reporting year 2014. Specifically, the Company accomplished a 26% increase in the number of supplier responses for the reporting year 2016 over those for the reporting year 2015, and a 37% increase from reporting year 2014 to reporting year 2016. Our suppliers identified a total of 248 smelters and refiners. Based on the information available to us as a member of CFSI, ten percent (10%) of those smelters and refiners have some sourcing from the Covered Countries.

In the course of our RCOI, we were not able to definitively confirm the country of origin of the conflict minerals that were contained in the materials or products that we purchased from our suppliers or to determine whether those conflict minerals were from recycled or scrap sources. Therefore, we have concluded that some of our products manufactured during the reporting period contain necessary conflict minerals that may have originated in the Covered Countries or may not be from recycled or scrap sources. Accordingly, we performed due diligence in an effort to determine the source and chain of custody of these necessary conflict minerals.

Due Diligence

We conducted due diligence on the source and chain of custody of the necessary conflict minerals contained in our products.

Design of Due Diligence Measures

The Company’s due diligence measures were designed to conform in all material respects with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict–Affected and High-Risk Areas, Third Edition, 2016, and the related supplements for tin, tantalum, and tungsten and for gold (“OECD Guidance”).

Due Diligence Measures Performed

Due diligence measures performed for reporting year 2016 consisted of the following:

1. OECD Step #1: Establish and Maintain Strong Company Management Systems. The Company’s compliance department oversaw the Company’s conflict minerals compliance program. The Vice President of Global Compliance led the Compliance Team in its efforts to address and mitigate any conflict minerals-related risk and reported directly to STERIS’s Senior Vice President and Chief Compliance Officer. The Compliance Team advised our relevant suppliers of the existence of the STERIS Conflict Minerals Sourcing Policy (“Policy”) available to the public via STERIS’s website at https://www.steris.com/about/business/conflict_minerals_sourcing_policy.cfm, and directed them to the website to review it. The content of any website referred to in this Conflict Minerals Report is not incorporated by reference in this Conflict Minerals Report. The Policy advises suppliers that failure to comply with the policy may result in termination of the Company’s relationship with the non-compliant supplier. The Compliance Team created free training materials for suppliers that addressed conflict minerals generally, the Company’s approach to conflict minerals compliance, and the risk mitigation steps that the Company utilizes in its compliance efforts. We also provided links to additional, free educational resources for further supplier information. Suppliers were invited to contact the Company with any conflict minerals questions or grievances through a dedicated email address listed on the website.

The Compliance Team also drafted a Supplier Code of Conduct (“Supplier Code”). The Supplier Code prohibits suppliers from incorporating materials or parts in materials or services supplied to STERIS that would violate any law or regulation because of the origin of the material, part or service. The Supplier Code further provides that suppliers must have a policy to reasonably assure that the tantalum, tin, tungsten and gold in the products they manufacture do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Democratic Republic of the Congo or an adjoining country. The Supplier Code further provides that suppliers must exercise due diligence on the source and chain of custody of these materials and make the results of their due diligence measures available to STERIS upon request. The Supplier Code is currently being reviewed by the appropriate multi-disciplinary Company departments including compliance, strategic sourcing and legal. Upon approval by these departments, the Company anticipates that the Chief Executive Officer will give final approval of the Supplier Code and post it on the Company website. iPoint reviewed supplier CMRT responses on the Company’s behalf and identified response deficiencies and provided feedback to suppliers regarding their responses, all under the supervision of the Company’s Compliance Team who also coordinated with other Company personnel where appropriate. Our Compliance Team provided periodic status reports to our Chief Compliance Officer and STERIS’s Board of Directors.

It is the Company’s document retention policy to retain supplier responses and other communications and information relating to conflict minerals in electronic form for at least five (5) years. We continue to be members of the CFSI, which gives us access to CFSI’s reasonable country of origin data.

2. OECD Step #2: Identify and Assess Supply Chain Risk. As noted above, we refined our RCOI process by incorporating a revised, risk-based approach to identifying our relevant suppliers for reporting year 2016. iPoint reviewed on our behalf all responses received from our suppliers and followed-up on our behalf regarding incomplete responses and responses that appeared to be inaccurate. iPoint also provided individual feedback reports to each supplier, which included recommendations for acquiring correct information. We provided information to the suppliers and offered assistance about the specifics of the Rule through our free training materials. iPoint reviewed the lists of smelters and refiners provided by our suppliers and validated and cross-referenced that smelter and refiner information against information available through the CFSI website. We provided information to our suppliers as to whether the smelters and refiners they listed were bona fide smelters or refiners, including whether they had been audited and determined to be compliant by the Conflict-Free Smelter Program (“CFSP”) or by CFSP recognized programs (including the London Bullion Market Exchange (“LBMA”) Responsible Gold Programme, the Responsible Jewellery Council (“RJC”) and the Tungsten Industry-Conflict Minerals Council (“TI-CMC”)), were active in such a process, were neither compliant nor active, or were not recognized as being a smelter or refiner.

3. OECD Step #3: Design and Implement a Strategy to Respond to Identified Risks. As noted above, our Compliance Team periodically briefed our Chief Compliance Officer and our Board of Directors about the

Company’s conflict minerals compliance activities and results of our due diligence measures. Also as noted above, we followed-up with nonresponding suppliers and suppliers who provided incomplete responses or responses we believed to be inaccurate. We provided information to certain suppliers about the Rule and why we must obtain conflict minerals information.

As part of a strategy to respond to identified risks, we made those suppliers aware of our Conflict Minerals Sourcing Policy and the potential consequences to suppliers of noncompliance. Additionally, we notified all non-responsive suppliers that the Company has recorded the lack of response, that their future responsiveness will be monitored, and that we expect their responsiveness to future inquiries and the potential consequences for a lack of response in the future.

4. OECD Step #4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices. We do not have a direct relationship with smelters or refiners of conflict minerals. Therefore, we do not carry out audits of smelters or refiners identified by our suppliers as being in their supply chains. However, we support audits conducted by third-parties as part of the CFSI of which we are a member (member code: STER).

5. OECD Step #5: Report Annually on Supply Chain Due Diligence. We report on our conflict minerals due diligence annually by making our Form SD and this Conflict Minerals Report publicly available on our website at www.steris.com/about/ir/sec.cfm.

Results of Review

Based on the responses provided by our suppliers and the data available to us as CFSI members, we have concluded that some of the tin, tantalum, tungsten and gold contained in our products may have originated in the countries listed in Tables 1, 2, 3 and 4 herein. Some of our suppliers provided us with names of smelters and refiners that may have processed the necessary conflict minerals in their supply chains. Based on the information available to us as a member of CFSI, for calendar year 2016, all of the smelters and refiners named by our suppliers that had some sourcing from the Covered Countries were designated as CFSP compliant.

1. Facilities Used to Process Necessary Conflict Minerals.

As a result of our due diligence, we obtained information from some of our suppliers about the smelters and refiners that processed the necessary conflict minerals in their suppliers’ supply chains. We reviewed our suppliers’ responses and compared the names of the smelters and refiners they disclosed to the information included on the CFSI website. In response to our inquiry, a few of our direct suppliers named only one (1) smelter or refiner for any 3TG and confirmed that their smelter and refiner information was complete. Based on the responses from those direct suppliers, we believe that the following smelters and refiners processed some of the gold and tin that are contained in certain of our products:

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China
Tin	Alpha	CID000292	United States
Tin	Malaysia Smelting Corporation (MCS)	CID001105	Malaysia

The lack of detail from the rest of our suppliers prevented us from being able to determine whether any other particular smelters or refiners named in their responses processed the necessary 3TGs in our products. However, based on our review of our suppliers’ responses, we believe that the facilities that may have been used to process the 3TG minerals contained in our products include, but may not be limited to, the smelters and refiners listed in Appendix A. All of the smelters and refiners listed in Appendix A (including those listed in the table above) were designated as CFSP compliant for calendar year 2016.

2. Countries of Origin of Our Necessary Conflict Minerals.

iPoint reviewed the lists of smelters and refiners provided by our direct suppliers and validated and cross-referenced that information against information available through the CFSI website and iPoint’s database. Based on our suppliers’ responses and the country of origin information provided by CFSI to its members about CFSP compliant processing facilities, the possible countries of origin of the necessary conflict minerals in our products include, but may not be limited to, the following:

Table 1

Possible Countries of Origin – Tin

Australia	Indonesia	Nigeria	Vietnam

Bolivia	Laos	Peru	Burundi

Brazil	Malaysia	Portugal	Rwanda

China	Mongolia	Russia	Uganda

Colombia	Myanmar	Thailand	DRC

Table 2

Possible Countries of Origin – Tantalum

Australia	Guinea	Nigeria	Mozambique

Bolivia	Guyana	Russia	Burundi

Brazil	India	Sierra Leone	Rwanda

China	Madagascar	Thailand	DRC

Ethiopia	Malaysia	United States of America

France	Namibia	Zimbabwe

Table 3

Possible Countries of Origin – Tungsten

Australia	Colombia	Spain

Austria	Japan	United States of America

Bolivia	Mexico	Uzbekistan

Brazil	Mongolia	Vietnam

Cambodia	Nigeria	Burundi

Canada	Portugal	Rwanda

China	Russia	DRC

Table 4

Possible Countries of Origin - Gold

Benin	Ecuador	Guyana	Peru

Bolivia	Eritrea	Honduras	Senegal

Burkina Faso	Ghana	Mali	Togo

Chile	Guatemala	Nicaragua	United States of America

Colombia	Guinea	Panama	South Africa

3. Efforts to Determine Mine or Location of Origin.

We have determined that the most reasonable effort we can make to determine the mines or locations of origin of our necessary conflict minerals to the greatest possible specificity is to seek information from our direct suppliers about the smelters and refiners and the countries of origin of the necessary conflict minerals in our supply chain and to ask our suppliers to make the same inquiries from their suppliers. As noted above, upon receipt of supplier-provided data, we utilize our CFSI membership to conduct a further inquiry to attempt to determine the country of origin by cross-referencing the data against CFSI recognized compliant refineries. However, the vast majority of refineries recognized by the CFSI as compliant do not disclose the country of origin of their raw materials.

Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence

In reporting year 2016, the Company further strengthened its internal management system by creating a dedicated global compliance department and appointing a Vice President of Global Compliance to lead the Compliance Team in its efforts to address and mitigate any conflict minerals-related sourcing risk. The Company has continued working with iPoint to assist with the Company’s RCOI and due diligence process. We have increased our follow-up efforts to obtain more complete information from our suppliers regarding countries of origin, smelters and refiners. These efforts have markedly increased the number of validated responses received. We intend to continue and increase these follow up efforts in the next reporting year. Currently, we also expect to continue providing additional background and educational information for suppliers where necessary to facilitate obtaining responses. STERIS currently expects to continue to fund and participate in the CFSI which reduces conflict minerals risk for all supply chains by working to increase the number of smelters and refiners whose due diligence practices meet the CFSP’s assessment protocols.

Forward-Looking Statements

Certain statements contained in this Report, including those made under the “Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence” section, reflect the Company’s expectations with respect to future performance and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements of the plans and objectives of management for future operations. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company.

APPENDIX A

Alias	Metal	Smelter ID
Advanced Chemical Company	Gold	CID000015
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Al Etihad Gold LLC	Gold	CID002560
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
AngloGold Ashanti Córrego do Sítio Mineração	Gold	CID000058
Argor-Heraeus S.A.	Gold	CID000077
Asahi Pretec Corp.	Gold	CID000082
Asahi Refining Canada Ltd.	Gold	CID000924
Asahi Refining USA Inc.	Gold	CID000920
Asaka Riken Co., Ltd.	Gold	CID000090
AU Traders and Refiners	Gold	CID002850
Aurubis AG	Gold	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Chimet S.p.A.	Gold	CID000233
Daejin Indus Co., Ltd.	Gold	CID000328
DODUCO GmbH	Gold	CID000362
Dowa	Gold	CID000401
DSC (Do Sung Corporation)	Gold	CID000359
Eco-System Recycling Co., Ltd.	Gold	CID000425
Elemetal Refining, LLC	Gold	CID001322
Emirates Gold DMCC	Gold	CID002561
Heimerle + Meule GmbH	Gold	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	CID000711
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Japan Mint	Gold	CID000823
Jiangxi Copper Co., Ltd.	Gold	CID000855
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	CID000927
JSC Uralelectromed	Gold	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Kazzinc	Gold	CID000957
Kennecott Utah Copper LLC	Gold	CID000969
Kojima Chemicals Co., Ltd.	Gold	CID000981
Korea Zinc Co., Ltd.	Gold	CID002605
Kyrgyzaltyn JSC	Gold	CID001029
LS-NIKKO Copper Inc.	Gold	CID001078

Materion	Gold	CID001113
Matsuda Sangyo Co., Ltd.	Gold	CID001119
Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies S.A.	Gold	CID001153
Metalor USA Refining Corporation	Gold	CID001157
Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold	CID001161
Mitsubishi Materials Corporation	Gold	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
MMTC-PAMP India Pvt., Ltd.	Gold	CID002509
Moscow Special Alloys Processing Plant	Gold	CID001204
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	CID001220
Nihon Material Co., Ltd.	Gold	CID001259
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	CID001326
OJSC Novosibirsk Refinery	Gold	CID000493
PAMP S.A.	Gold	CID001352
Prioksky Plant of Non-Ferrous Metals	Gold	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PX Précinox S.A.	Gold	CID001498
Rand Refinery (Pty) Ltd.	Gold	CID001512
Republic Metals Corporation	Gold	CID002510
Royal Canadian Mint	Gold	CID001534
Samduck Precious Metals	Gold	CID001555
SAXONIA Edelmetalle GmbH	Gold	CID002777
Schone Edelmetaal B.V.	Gold	CID001573
SEMPSA Joyería Platería S.A.	Gold	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736
Singway Technology Co., Ltd.	Gold	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CID001756
Solar Applied Materials Technology Corp.	Gold	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
T.C.A S.p.A	Gold	CID002580
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CID001916
Tokuriki Honten Co., Ltd.	Gold	CID001938
Torecom	Gold	CID001955
Umicore Brasil Ltda.	Gold	CID001977
Umicore Precious Metals Thailand	Gold	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
United Precious Metal Refining, Inc.	Gold	CID001993

Valcambi S.A.	Gold	CID002003
Western Australian Mint trading as The Perth Mint	Gold	CID002030
WIELAND Edelmetalle GmbH	Gold	CID002778
Yamamoto Precious Metal Co., Ltd.	Gold	CID002100
Yokohama Metal Co., Ltd.	Gold	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CID002243
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CID000211
Conghua Tantalum and Niobium Smeltry	Tantalum	CID000291
D Block Metals, LLC	Tantalum	CID002504
Duoluoshan	Tantalum	CID000410
Exotech Inc.	Tantalum	CID000456
F&X Electro-Materials Ltd.	Tantalum	CID000460
FIR Metals & Resource Ltd.	Tantalum	CID002505
Global Advanced Metals Aizu	Tantalum	CID002558
Global Advanced Metals Boyertown	Tantalum	CID002557
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CID000616
H.C. Starck Co., Ltd.	Tantalum	CID002544
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
H.C. Starck Inc.	Tantalum	CID002548
H.C. Starck Ltd.	Tantalum	CID002549
H.C. Starck Smelting GmbH & Co. KG	Tantalum	CID002550
H.C. Starck Tantalum and Niobium GmbH	Tantalum	CID002545
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
Hi-Temp Specialty Metals, Inc.	Tantalum	CID000731
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
KEMET Blue Metals	Tantalum	CID002539
KEMET Blue Powder	Tantalum	CID002568
King-Tan Tantalum Industry Ltd.	Tantalum	CID000973
LSM Brasil S.A.	Tantalum	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Mineração Taboca S.A.	Tantalum	CID001175
Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
NPM Silmet AS	Tantalum	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277
Plansee SE Liezen	Tantalum	CID002540
Plansee SE Reutte	Tantalum	CID002556
Power Resources Ltd.	Tantalum	CID002847
QuantumClean	Tantalum	CID001508
Resind Indústria e Comércio Ltda.	Tantalum	CID002707

Solikamsk Magnesium Works OAO	Tantalum	CID001769
Taki Chemical Co., Ltd.	Tantalum	CID001869
Telex Metals	Tantalum	CID001891
Tranzact, Inc.	Tantalum	CID002571
Ulba Metallurgical Plant JSC	Tantalum	CID001969
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CID002508
Yanling Jincheng Tantalum Co., Ltd.	Tantalum	CID001522
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CID002307
Zhuzhou Cemented Carbide	Tantalum	CID002232
Alpha	Tin	CID000292
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
China Tin Group Co., Ltd.	Tin	CID001070
Cooperativa Metalurgica de Rondônia Ltda.	Tin	CID000295
CV Ayi Jaya	Tin	CID002570
CV Dua Sekawan	Tin	CID002592
CV Gita Pesona	Tin	CID000306
CV Serumpun Sebalai	Tin	CID000313
CV Tiga Sekawan	Tin	CID002593
CV United Smelting	Tin	CID000315
CV Venus Inti Perkasa	Tin	CID002455
Dowa	Tin	CID000402
Elmet S.L.U.	Tin	CID002774
EM Vinto	Tin	CID000438
Fenix Metals	Tin	CID000468
Gejiu Fengming Metallurgy Chemical Plant	Tin	CID002848
Gejiu Jinye Mineral Company	Tin	CID002859
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CID002849
HuiChang Hill Tin Industry Co., Ltd.	Tin	CID002844
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CID000244
Magnu’s Minerais Metais e Ligas Ltda.	Tin	CID002468
Malaysia Smelting Corporation (MSC)	Tin	CID001105
Melt Metais e Ligas S.A.	Tin	CID002500
Metallic Resources, Inc.	Tin	CID001142
Metallo-Chimique N.V.	Tin	CID002773
Mineração Taboca S.A.	Tin	CID001173
Minsur	Tin	CID001182
Mitsubishi Materials Corporation	Tin	CID001191
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
Operaciones Metalurgical S.A.	Tin	CID001337
PT Aries Kencana Sejahtera	Tin	CID000309
PT Artha Cipta Langgeng	Tin	CID001399
PT ATD Makmur Mandiri Jaya	Tin	CID002503

PT Babel Inti Perkasa	Tin	CID001402
PT Bangka Prima Tin	Tin	CID002776
PT Bangka Tin Industry	Tin	CID001419
PT Belitung Industri Sejahtera	Tin	CID001421
PT Bukit Timah	Tin	CID001428
PT Cipta Persada Mulia	Tin	CID002696
PT DS Jaya Abadi	Tin	CID001434
PT Eunindo Usaha Mandiri	Tin	CID001438
PT Inti Stania Prima	Tin	CID002530
PT Karimun Mining	Tin	CID001448
PT Kijang Jaya Mandiri	Tin	CID002829
PT Lautan Harmonis Sejahtera	Tin	CID002870
PT Menara Cipta Mulia	Tin	CID002835
PT Mitra Stania Prima	Tin	CID001453
PT O.M. Indonesia	Tin	CID002757
PT Panca Mega Persada	Tin	CID001457
PT Prima Timah Utama	Tin	CID001458
PT Refined Bangka Tin	Tin	CID001460
PT Sariwiguna Binasentosa	Tin	CID001463
PT Stanindo Inti Perkasa	Tin	CID001468
PT Sukses Inti Makmur	Tin	CID002816
PT Sumber Jaya Indah	Tin	CID001471
PT Timah (Persero) Tbk Kundur	Tin	CID001477
PT Timah (Persero) Tbk Mentok	Tin	CID001482
PT Tinindo Inter Nusa	Tin	CID001490
PT Tommy Utama	Tin	CID001493
PT Wahana Perkit Jaya	Tin	CID002479
Resind Indústria e Comércio Ltda.	Tin	CID002706
Rui Da Hung	Tin	CID001539
Soft Metais Ltda.	Tin	CID001758
Thaisarco	Tin	CID001898
VQB Mineral and Trading Group JSC	Tin	CID002015
White Solder Metalurgia e Mineração Ltda.	Tin	CID002036
Yunnan Tin Company Limited	Tin	CID002180
A.L.M.T. TUNGSTEN Corp.	Tungsten	CID000004
Asia Tungsten Products Vietnam Ltd.	Tungsten	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CID000499
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Global Tungsten & Powders Corp.	Tungsten	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218

H.C. Starck Smelting GmbH & Co. KG	Tungsten	CID002542
H.C. Starck Tungsten GmbH	Tungsten	CID002541
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CID002579
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CID000769
Hydrometallurg, JSC	Tungsten	CID002649
Japan New Metals Co., Ltd.	Tungsten	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CID002535
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
Kennametal Fallon	Tungsten	CID000966
Kennametal Huntsville	Tungsten	CID000105
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Moliren Ltd	Tungsten	CID002845
Niagara Refining LLC	Tungsten	CID002589
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	CID002543
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CID002815
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CID001889
Unecha Refractory metals plant	Tungsten	CID002724
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	CID002011
Wolfram Bergbau und Hütten AG	Tungsten	CID002044
Woltech Korea Co., Ltd.	Tungsten	CID002843
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CID002095